EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated March 30, 2020, on the consolidated financial statements of Duos Technologies Group, Inc. for the years ended December 31, 2019 and 2018, included herein on the registration statement of Duos Technologies Group, Inc. on Post-Effective Amendment No. 5 to Amendment No. 2 to Form S-1 (Registration Statement No. 333-222206), and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

October 16, 2020